UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 15, 2018

QAD Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22823	77-0105228
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Innovation Place, Santa Barbara, California	93108
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (805) 566-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2018, the Board of Directors of QAD (the “Company”) granted Karl Lopker, CEO, an indefinite medical leave of absence. Mr. Lopker will remain a member of the Board of Directors. Pam Lopker, President, will assume Mr. Lopker’s management responsibilities during his leave of absence.

To assist Ms. Lopker in her added responsibilities, the Board of Directors has created an interim Office of the Chief Operating Officer that will be jointly filled by Anton Chilton, Chief, Global Field Operations, and Daniel Lender, Chief Financial Officer, which will report to Ms. Lopker.

Ms. Lopker stepped down as Chairman of the Board for the period of Mr. Lopker’s leave of absence and the Board of Directors named Peter R. van Cuylenburg to serve as Chairman of the Board during this period.

Neither Ms. Lopker nor Messrs. Chilton, Lender or van Cuylenburg will receive additional compensation in connection with the assumption and discharge of their additional responsibilities as set forth above during the period of Mr. Lopker’s leave of absence.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QAD Inc.

Date: August 17, 2018	By: /s/ Daniel Lender
Daniel Lender
Chief Financial Officer